UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 29, 2022

LiveRamp Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38669	83-1269307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
225 Bush Street, Seventeenth Floor San Francisco, CA (Address of Principal Executive Offices)		94104 (Zip Code)
(866) 352-3267 (Registrant's Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.10 Par Value	RAMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act.	☐

Item 2.02    Results of Operations and Financial Condition

On April 29, 2022, LiveRamp Holdings, Inc. (the “Company”) issued a press release announcing certain management changes and reaffirming its guidance regarding the Company’s expected financial results for the fourth quarter and full year ended March 31, 2022, as previously reported in the Company’s press release dated February 9, 2022. The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02, including the exhibit attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01 Other Events.

On April 29, 2022, the Company announced that Diego Panama will step down as the Company’s Chief Commercial Officer, effective June 1, 2022.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
99.1	Press Release of the Company dated April 29, 2022
104	Cover Page Interactive Data file

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2022

LiveRamp Holdings, Inc.

By:	/s/ Jerry C. Jones
Name:	Jerry C. Jones
Title:	Chief Ethics and Legal Officer & Executive Vice President